As filed with the Securities and Exchange Commission on February 17, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2005

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6119	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5555 Business Park South
Suite 200
Bakersfield, California
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Loren J. Miller, CPA, a director and chairman of the audit committee of Tri-Valley Corporation, exercised his remaining 50,000 stock options for $121,500 (an average exercise price of $2.43 per share) on February 15, 2005. He now owns 311,800 shares equal to 1.4% of the 22,121,052 outstanding share of the Corporation. The options that were exercised were originally granted as compensation for Mr. Miller's services as a member of the board of directors and were granted in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The stock issuable upon exercise of the options has been registered for resale by Mr. Miller under the Securities Act of 1933 using Form S-8.

Tri-Valley Corporation's common stock is traded on the American Stock Exchange under the symbol "TIV."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: February 17, 2005	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer